Exhibit 4(C)

                     [Form of interest bearing Security]

                              (Face of Security)

No.                                                  [Currency]
   ---------------                                             ---------------
                              JOHNSON & JOHNSON

promises to pay to,

or registered assigns, the principal sum of
                                           ---------------------------
[Currency] on


                __% [Title of Security] Due__

                      Interest Payment Dates:

                                Record Dates:


Dated:

Authenticated:

HARRIS TRUST AND SAVINGS BANK                       JOHNSON & JOHNSON
  as Trustee
By                                                  By
   --------------------------                          -----------------------
   Authorized Officer                                  Vice President, Finance

                                                    By
                                                       -----------------------
                                                       Treasurer

                                                                (SEAL)

              SEE REVERSE SIDE FOR CERTAIN TERMS AND DEFINITIONS

                              (Back of Security)

                              JOHNSON & JOHNSON

                         __% [Title of Security] Due

     1. Indenture. This Security is one of a series issued by Johnson & Johnson, a New Jersey corporation ("Company"), under an Indenture dated as of__________________ ("Indenture") between the Company and the Trustee (identified below.) The Indenture permits the issuance of an unlimited number of series of debt securities. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [section signs]77aaa-77bbbb) as in effect on the date of the Indenture. This Security is subject to all such terms, and the holder of this Security is referred to the Indenture and such Act for a statement of such terms.

     2. Authentication. This Security shall not be valid until authenticated by the signature of the Trustee or an authenticating agent on the other side of this Security.

     3. Interest. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest [semiannually] on_______________________and_______________________of
each year. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid from__________. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

     4. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the person who is the registered holder of this Security at the close of business on the record date for the next interest payment date even if this Security is cancelled after the record date and on or before the interest payment date. The holder must surrender this Security to a Paying Agent to collect the payment of principal. The Company will pay principal and interest in [Currency]. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

     5. Paying Agent, Registrar. Initially, Harris Trust and Savings Bank ("Trustee"), 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690, will act as a Paying Agent and Registrar. Harris Trust Company of New York, 110 William Street, New York, New York 10038, will act as a Paying Agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

     6. Denominations, Transfer, Exchange. The Securities of this series are in registered form without coupons in denominations of__ and whole multiples of __. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Registrar may require the holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of this Security (or portion hereof) if it has been selected for redemption. Also, the Registrar need not exchange or register the transfer of this Security for a period of 15 days before the mailing of a notice of redemption.

     [7.  Optional Redemption.]

     [8.  Mandatory Redemption.]

     [9.  Additional Optional Redemption.]

     [10.] Notice Of Redemption. If this Security is to be redeemed, notice of redemption will be mailed to the holder at his registered address at least 30 days but not more than 60 days before the redemption date. Securities in denominations larger than __ may be redeemed in part but only in whole multiples of __. If this Security is called for redemption, interest on this Security will cease to accrue on and after the redemption date.

     [11.] Restrictive Covenants. This Security is an unsecured general obligation of the Company, and it is one of a series limited to [Currency] _________ in aggregate principal amount. The Indenture does not limit other unsecured debt. [It does limit certain debt and sale and leaseback transctions if the debt is secured by liens on or the property leased is manufacturing property located in the continental United States which is of material importance to the Company's consolidated business. The limitations are subject to a number of important definitions, qualifications and exceptions set forth in the Indenture. Once a year the Company must report to the Trustee on compliance with the limitations.]

     [12.] Defeasance. If the Company at any time deposits with the Trustee money or eligible government obligations sufficient to make timely payments of all principal of and interest on the Securities of this series, the Company will be discharged from the restrictive covenants in the Indenture or possibly from all payment obligations under the Indenture and this Security, provided certain conditions set forth in the Indenture are met by the Company. If the Company is so discharged from its payment obligations with respect to this

Security, the holder would be able to look only to the deposited money or government obligations for payment. Eligible government obligations are those backed by the full faith and credit of the government which issues the currency in which this Security is denominated.

     [13.] Default and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or this Security; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities of this series may declare all the Securities of this series to be due and payable immediately. A holder may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     [14.] Amendments and Waivers. Subject to certain exceptions, provisions of the Indenture or this Security may be amended or waived with the consent of the holders of a majority in principal amount of the Securities of this series, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities of this series. Without the consent of any holder, the Indenture or this Security may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to the holder or to make any change that does not adversely affect the rights of the holder.

     [15.] Unclaimed Money. If money for the payment of principal of or interest on this Security remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company. After that, the holder entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

     [16.] No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligation of the Company under the Indenture or this Security or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, the holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

     [17.] Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     [18.] Persons Deemed Owners. The registered holder of this Security may be treated as its owner for all purposes.

     [19.] Successor Corporation. If the Company consolidates with, merges into, or transfers substantially all of its assets to a successor corporation which assumes the obligations of the Company under the Indenture and this Security, the Company will be released from those obligations.

     [20.] Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT or U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Securityholder upon written request and without charge. Requests may be made to: Treasurer, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933.

                               ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to



          -------------------------------

(Insert assignee's soc. sec. or tax I.D. no.)

- ----------------------------------------------------

- ----------------------------------------------------

- ----------------------------------------------------

- ----------------------------------------------------
     (Print or type assignee's name, address and zip code) and irrevocably appoint ________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _______________ Your Signature: __________________

                                      __________________
                      (Sign exactly as your name appears
                       on the other side of this Security)


2357X